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                                                             EXHIBIT 5.2
                                                    OPINION OF RICHARDS,
                                                         LAYTON & FINGER


                 [RICHARDS, LAYTON & FINGER LETTERHEAD]


                             December 2, 1998



Illinois Power Special Purpose Trust
c/o Illinois Power Company
500 South 27th Street
Decatur, Illinois  62521

          RE:  ILLINOIS POWER SPECIAL PURPOSE TRUST

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Illinois Power Company, an Illinois corporation (the "Company"), Illinois Power Special Purpose Trust, a Delaware business trust (the "Trust"), and Illinois Power Securitization Limited Liability Company, a Delaware limited liability company (the "LLC"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The Certificate of Trust of the Trust, dated as of December 1, 1998 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 1, 1998;

          (b) The Declaration of Trust of the Trust, dated as of December 1, 1998 (the "Trust Agreement"), among the trustees of the Trust named therein, and to be acknowledged, accepted and agreed to by the LLC;

          (c) The Registration Statement on Form S-3 relating to the Trust Notes (as defined below), as filed by the LLC with the Securities and Exchange Commission on September 16, 1998;

          (d) Amendment No. 1 to the Registration Statement on Form S-3 relating to the Trust Notes, as filed by the LLC with the Securities and Exchange Commission on October 23, 1998;

          (e) Amendment No. 2 to the Registration Statement (as amended, the "Registration Statement") on Form S-3, including a preliminary prospectus (the "Prospectus") and prospectus supplement (the "Prospectus Supplement"), relating to the Transitional Funding Trust Notes, Series 1998-1 of the Trust (the "Trust Notes"), as proposed to be filed by the LLC with the Securities and Exchange Commission on or about December 3, 1998;

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          (f)  A form of Indenture, to be entered into between the Trust and the trustee named therein, attached as an exhibit to the Registration Statement pursuant to which the Trust Notes are to be issued: and

          (g) A Certificate of Good Standing for the Trust, dated December 2, 1998, obtained from the Secretary of State.

          Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above, which we believe are all of the documents necessary or appropriate for us to have considered for the purposes of the opinions stated herein. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, that each party to documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and (v) except to the extent provided in paragraph 3 below, that each of the documents examined by us has been duly authorized, executed and delivered by all parties thereto. We have not participated in the preparation of the Registration Statement (other than Exhibits 5.2 and 23.2 thereto) and assume no responsibility for its contents (other than Exhibits
5.2 and 23.2 thereto).

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

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          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Trust has been duly created and is validly existing in good standing as a business trust under Delaware law.

          2. Under the Business Trust Act and the Trust Agreement, the Trust has all necessary trust power and authority to execute and deliver the Indenture and to issue the Trust Notes, and to perform its obligations under the Indenture and the Trust Notes.

          3. Under the Business Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Indenture and the Trust Notes, and the performance by the Trust of its obligations under the Indenture and the Trust Notes, have been duly authorized by all necessary trust action on the part of the Trust.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement. We also consent to Schiff Hardin & Waite's relying as to matters of Delaware law upon this opinion in connection with its rendering of an opinion to be attached as an exhibit to the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                        Very truly yours,

                                        /s/ Richards, Layton & Finger


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